Allied Capital Advisers, Inc.
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
June 30, 1997

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                                                                For the Three Months Ended             For the Six Months Ended
                                                                        June 30,                               June 30,
                                                              ------------------------------         ----------------------------
                                                                1997                1996                 1997            1996
                                                              ------------------------------         ----------------------------
Primary Earnings Per Common Share:

       Net Income                                              $725,000            $788,000           $1,497,000      $1,520,000
                                                              =============================           ==========================

       Weighted average of common
          shares outstanding                                  8,992,070           8,990,349            8,962,572       8,990,349

       Weighted average of common
          shares issuable on exercise
          of outstanding stock options                          502,710             918,872              625,337         875,282
                                                              -----------------------------           --------------------------
       Weighted average of common
          shares outstanding, as adjusted                     9,494,780           9,909,221            9,587,909       9,865,631
                                                              =============================           ==========================

       Net Income per share                                       $0.08               $0.08                $0.16           $0.15
                                                              =============================           ==========================


Fully Diluted Earnings Per Common Share:

       Net Income                                              $725,000            $788,000           $1,497,000      $1,520,000
                                                              =============================           ==========================

       Weighted average common
          shares and common share
          equivalents as computed for
          primary earnings per share                          9,494,780           9,909,221            9,587,909       9,865,631

       Weighted average of additional
          shares issuable on exercise
          of outstanding stock options                                0              19,905                  670          63,495
                                                              -----------------------------           --------------------------

       Weighted average of common
          shares outstanding, as adjusted                     9,494,780           9,929,126            9,588,579       9,929,126
                                                              =============================           ==========================


       Net Income assuming full dilution                          $0.08               $0.08                $0.16           $0.15
                                                              =============================           ==========================
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